EXHIBIT 10.2

CALPINE CORPORATION

AMENDMENT TO THE
AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

This AMENDMENT TO THE AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT (this "Amendment") is entered into as of February 28, 2013 by and between Calpine Corporation (the "Company") and Thaddeus Miller ("Executive") (hereinafter collectively referred to as "the parties"). Capitalized terms not otherwise defined in this Amendment shall have the meaning ascribed to them in the Amendment to the Executive Employment Agreement by and between the parties, dated as of December 21, 2012, (the "Amendment to Executive Employment Agreement").

WHEREAS, the parties mutually desire to amend the Amendment to Executive Employment Agreement as set forth herein.

NOW, THEREFORE, in consideration of the respective agreements of the parties contained herein, it is agreed as follows:

1.    Section 3(a) shall be amended, effective as of the date hereof, to read, in its entirety, as follows:

"December 2012 Grant. No later than December 31, 2012, the Company shall grant Executive restricted stock under the Plan. The number of shares of restricted stock shall equal 200% of Executive's Base Salary on the date of grant divided by the Fair Market Value (as defined in the Plan) of a share of Common Stock as of the date of grant. Except to the extent provided in Sections 5 and 6 hereof, the restricted stock shall vest ratably on each of the first three anniversaries of the date of grant, provided Executive is employed at such date by the Company."

2.    The first sentence of Section 3(b) through the colon shall be amended, effective as of the date hereof, to read, in its entirety, as follows:

"February 2013, 2014 and 2015 Grants. No later than February 28 of each of 2013, 2014 and 2015, the Company shall grant Executive performance shares and restricted stock under the Plan as follows:"

3.    Section 3(b)(i) shall be amended, effective as of the date hereof, to read, in its entirety, as follows:

"Performance Shares. The number of performance shares shall be determined by the Committee prior to the date of grant, in accordance with its general policies relating to grants of equity awards to executives at such time. Except to the extent provided in Sections 5 and 6 hereof, the performance shares shall vest on the third (3rd) anniversary of the grant date, provided (subject to Section 5(b)(iv)(II) hereof) Executive is employed at such date by the Company, and shall be settled within ten (10) days of the applicable vesting date in cash equal to the product of (x) the Fair Market Value on the vesting date of a share of Common Stock multiplied by (y) 0% to 200% of the number of performance shares granted, based on actual performance against predetermined threshold, target and maximum performance goals, as set forth in the applicable award agreements."

4.    Section 3(b)(ii) shall be amended, effective as of the date hereof, to read, in its entirety, as follows:

"Restricted Stock. The number of shares of restricted stock shall be determined by the Committee prior to the date of grant, in accordance with its general policies relating to grants of equity awards to executives at such time. Except to the extent provided in Sections 5 and 6 hereof, the restricted stock shall vest ratably on each of the first three anniversaries of the date of grant, provided (subject to Section 5(b)(iv)(I) hereof) Executive is employed at such date by the Company."

5.    Section 5(b)(ii)(II) shall be removed in its entirety, effective as of the date hereof, and Section 5(b)(ii)(III) shall be renumbered as 5(b)(ii)(II).

6.    Section 5(b)(ii)(II) shall be amended, effective as of the date hereof, to read, in its entirety, as follows:

"Performance shares shall vest immediately and shall be settled within ten (10) days of the date of termination in cash, based on performance at 100% of target level."

7.    The first sentence of Section 5(b)(iii) through the colon shall be amended, effective as of the date hereof, to read, in its entirety, as follows:

"Termination by the Company Without Cause or by Executive for Good Reason. If Executive's employment is terminated by the Company without Cause or by Executive for Good Reason:"

8.    Section 5(b)(iii)(II) shall be removed in its entirety, effective as of the date hereof, and Section 5(b)(iii)(III) shall be renumbered as 5(b)(iii)(II).

9.    Section 5(b)(iii)(II) shall be amended, effective as of the date hereof, to read, in its entirety, as follows:

"Performance awards shall no longer be subject to continued service conditions and shall be settled on their original payment dates in cash, based on actual performance during the relevant performance period and subject to Executive's compliance with Sections 11 and 12 of the Employment Agreement through the original payment dates."

10.    Section 5(b)(iv) shall be removed in its entirety, effective as of the date hereof, and Section 5(b)(v) shall be renumbered as Section 5(b)(iv).

11.    Section 5(b)(iv)(I) shall be amended, effective as of the date hereof, to read, in its entirety, as follows:

"Restricted stock awards shall immediately vest as of the expiration of the Extended Term; and"

12.    Section 5(b)(iv)(II) shall be amended, effective as of the date hereof, to read, in its entirety, as follows:

"Performance awards shall no longer be subject to continued service conditions and shall be settled on their original payment dates in cash, based on actual performance during the relevant performance period and subject to Executive's compliance with Sections 11 and 12 of the Employment Agreement through the original payment dates."

13.    Sections 6-10 shall be renumbered as Sections 7-11, respectively, and a new Section 6 shall be added, effective as of the date hereof, to read, in its entirety, as follows:

"Change in Control. Upon a Change in Control:

(a)    Restricted stock awards shall immediately vest; and

(b)    Performance shares shall vest immediately as of the date of the Change in Control and shall be settled in accordance with Section 6 of the Executive’s Performance Share Unit Award Agreement dated as of February 28, 2013."

14.    This Amendment may be executed in counterparts, each of which shall be an original and all of which shall constitute the same document.

15.    Except as expressly modified herein, the Amendment to Executive Employment Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officer and Executive has executed this Amendment as of the day and year first above written.

CALPINE CORPORATION

J. STUART RYAN

By: _/s/ J. STUART RYAN______________

Title: Chairman of the Board

THADDEUS MILLER

By: _/s/ W. THADDEUS MILLER________

Name: Thaddeus Miller

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